Exhibit 4.3
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         THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. NEITHER THIS NOTE NOR THE SECURITIES REPRESENTED HEREBY MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE LENDER, REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                               DELTA MUTUAL, INC.
                           CONVERTIBLE PROMISSORY NOTE

$                                                             September 20, 2004
                                                      Sellersville, Pennsylvania

      FOR VALUE RECEIVED, DELTA MUTUAL INC., a Delaware corporation (the "COMPANY"), with offices at 111 North Branch Street, Sellersville, PA 18960, promises to pay to ____________________ (the "LENDER"), of
      ______________________, in lawful money of the United States of America, the principal sum of __________________Dollars ($), together with interest from the date of this Note on the unpaid principal balance at a rate equal to six percent (6.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days and compounded quarterly on the last day of each calendar quarter. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable at any time after the earlier of (i) the Maturity Date (as defined below), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Lender or made automatically due and payable in accordance with the terms hereof.

      The following is a statement of the rights of the Lender and the conditions to which this Note is subject, and to which the Lender, by the acceptance of this Note, agrees:

      (1) DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

         1.1 "COMMON STOCK" shall mean the common stock, par value $.0001 per share, of Delta Mutual, Inc., a Delaware corporation.

         1.2 "COMPANY" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

      1.3 "COMPANY SALE" shall mean a merger or reorganization of the Company with or into any other corporation or corporations, where the Company's shareholders immediately prior to such transaction or transactions own immediately after such transaction less than a majority of the voting equity securities of the surviving corporation or its parent, or a sale of substantially all of the assets of the Company.


      1.4 "EVENT OF DEFAULT" has the meaning given in Section 6 hereof.

      1.5 "LENDER" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

      1.6 "MATURITY DATE" shall mean September 16, 2006.

      1.7 "OBLIGATIONS" shall mean all obligations, owed by the Company to the Lender, now existing or hereafter arising under or pursuant to the terms of this Note.

      1.8 "OTHER NOTES" shall mean the other notes issued by the Company on the same date as this note and with the same terms as provided by this Note, which together with this Note, are in the aggregate principal amount of $301,500.


      1.9 "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock the Company, a limited liability the Company, an unincorporated association, a joint venture or other entity or a governmental authority.

         (2) INTEREST. All accrued and unpaid interest on this Note shall be due and payable on the Maturity Date.

         (3) SENIORITY. This Note shall be senior to all general obligations of the Company including, trade payables and other obligations incurred in the ordinary course of business.

         (4) REPAYMENT AT THE COMPANY'S OPTION. At any time prior to the Maturity Date and upon thirty (30) days prior written notice to the Lender, the Company may repay this Note, including all expenses due under this Note and all interest accrued on this Note, without penalty or premium in whole or in part; provided that any such repayment will be applied first to the payment of expenses due under this Note, second to unpaid interest accrued on this Note and third, to the payment of principal of this Note. Notwithstanding the foregoing, upon receipt of such written notice and prior to the expiration of the thirty-day notice period, the Lender shall have the right to convert this Note in accordance herewith prior to any such repayment. At any time after the Maturity Date and upon thirty (30) days prior written Notice to the Lender, the Company may repay this Note, including all expenses due under this Note and all accrued and unpaid interest, without penalty or premium in whole but not in part, provided that prior to the expiration of the thirty-day notice period, Lender shall have the right to convert this Note in accordance herewith prior to any such repayment.

         (5) REPRESENTATIONS AND WARRANTIES OF THE LENDER. The Lender represents and warrants to the Company upon the acquisition of the Note as follows:

5.1 Binding Obligation. The Lender has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This
Note is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

5.2 Securities Law Compliance. The Lender has been advised that this Note has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Lender is aware that the Company is under no obligation to effect any such registration with respect to this Note or to file for or comply with any exemption from registration. The Lender is purchasing this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Lender has such knowledge and experience in financial and business matters that the Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

         (6) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note:

6.1 Failure to Pay. If the Note shall not have been converted pursuant to
Section 8 hereof, the Company shall fail to pay any principal or interest payment or any other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) business days of the Company's receipt of written notice from the Lender of such failure to pay;

6.2 Failure to Comply With Covenants. The Company shall have failed to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Note and has failed to cure such default within fifteen (15) business days after the Company's receipt of written notice from the Lender of such default;

6.3 Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

6.4 Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

         (7) RIGHTS OF THE LENDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections
6.3 and 6.4) and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 6.3 and 6.4, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

         (8) CONVERSION AND ADJUSTMENTS TO CONVERSION PRICE.

8.1 Optional Conversion. At any time prior to the Maturity Date, the Lender may convert all or any portion of the outstanding principal balance of this Note, and, unless paid in cash by or on behalf of the Company, all accrued and unpaid interest thereon, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which this Note may be converted (the "CONVERSION SHARES") shall be determined by dividing the aggregate principal amount, and, if applicable, accrued and unpaid interest, of the Note by the Conversion Price (as defined below) in effect at the time of such conversion. The "CONVERSION PRICE" shall be equal to $0.05 per share (subject to adjustment for stock splits, combinations and other similar transactions).

8.2 Automatic Conversion. The outstanding principal balance of this Note and all accrued and unpaid interest thereon shall be automatically converted upon the occurrence of a Company Sale into fully paid and nonassessable shares of Common Stock without any action by the Lender and whether or not the Note is surrendered to the Company or its transfer agent. The Company shall not be obligated to issue certificates evidencing the Conversion Shares upon a Company Sale unless this Note is either delivered to the Company or its transfer agent, or the Lender notifies the Company or its transfer agent that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note. The number of Conversion Shares into which this Note shall be converted upon a Company Sale shall be determined by dividing the aggregate principal amount, and, if applicable, accrued and unpaid interest, of the Note by the Conversion Price in effect at the time of such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business of the date of closing of the Company Sale.

8.3 Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. Cash shall be paid to the Lender in lieu of any fractional share. Upon conversion of this Note in full, the Company shall be forever released from all its obligations and liabilities under this Note.

8.4 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount and, if applicable, accrued and unpaid interest, of the Note, without limitation of such other remedies as shall be available to the Lender of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

      8.5 Adjustmets to Conversion Price. The Conversion Price shall be subject to adjustment in the following events:

         (i) In the event that the Company shall at any time subdivide the outstanding securities into which this Note shall be convertible, or shall issue a stock dividend on the securities into which this Note shall be convertible, the number of Conversion Shares immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Conversion Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities into which this Note shall be convertible, the number of Conversion Shares immediately prior to such combination shall be proportionately decreased, and the Conversion Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

         (ii) In the event the Company, shall, at any time, from time to time, issue or sell any shares of additional shares of common stock (otherwise than as provided in the foregoing subsection (i) of this Section 8.5 or pursuant to Common Stock Equivalents (hereafter defined) ("Additional Shares of Common Stock"), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock. For purposes of this Note, the term Additional Shares of Common Stock shall not include (1) the Company's issuance of any securities for financing purposes (other than for cash) in connection with a merger, acquisition or consolidation of the Company, (2) the Company's issuance of securities for financing purposes in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (3) the Company's issuance of securities for financing purposes in connection with bona fide firm underwritten public offerings of its securities, (4) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans as they now exist, (5) as a result of the exercise of options or warrants or conversion of convertible notes which are granted or issued as of the date of this Note, (6) any Other Notes and the shares of Common Stock issuable upon the conversion of such Notes, (7) the payment of any interest on this Note or the Other Notes or (8) the sale or issuance of equity securities to consultants and advisors and equity securities issued in private fundraising transactions, not to exceed $300,000.

         (iii) If the Company, at any time after the date of this Note, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Other Notes, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the "Aggregate Per Common Share Price") shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Share Common Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (ii) of this Section 8.5 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or
(B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this subsection (iii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (iii). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

         (iv) In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

                  (1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                  (2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of this Note, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of this Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of this Note. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 8.5(iv) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

         (v) If, at any time after any adjustment of the Conversion Price then in effect shall have been made pursuant to Section 8.5(iii) as the result of any issuance of Common Stock Equivalents, and (x) such Common Stock Equivalents, or the right of conversion or exchange in such Common Stock Equivalents, shall expire, and all or a portion of such or the right of conversion or exchange with respect to all or a portion of such Common Stock Equivalents, as the case may be, shall not have been exercised, or (y) the consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents shall be increased, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Upon the occurrence of an event set forth in this
Section 8.5(iv)(y) above, there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of: (1) treating the number of Additional Shares of Common Stock theretofore actually issued or issuable pursuant to the previous exercise of Common Stock Equivalents or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (2) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which Additional Shares of Common Stock are issuable under such Common Stock Equivalents; whereupon a new adjustment of the Conversion Price then in effect shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         8.6 Maturity. At the election of the Lender at any time after the Maturity Date, the outstanding principal balance of this Note and, unless paid in cash by or on behalf of the Company, all accrued and unpaid interest thereon, shall be automatically converted into fully paid and nonassessable shares of Common Stock. The number of Conversion Shares shall be determined by dividing the aggregate principal amount and accrued and unpaid interest by the Conversion Price in effect at the time of such conversion.

      9. COVENANTS OF THE COMPANY. The Company will, until the earlier to occur of the conversion or repayment in full of this Note, have authorized a sufficient number of shares of each class or series of capital stock into which this Note is convertible pursuant to Section 8 hereof and shall reserve for issuance upon conversion hereof a sufficient number of shares thereof.

      10. REGISTRATION RIGHTS. If at any time, the Company proposes to register any of its securities under the Securities Act (the "Act"), whether or not for its own account (other than by a registration statement on Form S-8 or Form S-4), it shall give written notice to Lender of its intent to file a registration statement and include in such registration statement that number of Conversion Shares held by Lender or that number of shares requested by Lender to be included in such registration Statement upon conversion, subject to the limitations set forth in this Section 10 ("Piggyback Registration Rights").

10.1 Underwritten Public Offerings. If The Company elects to register its securities by or through an underwriter, the Lender may elect to sell its Conversion Shares on the same terms and conditions as apply to other selling shareholders or may elect not to have its Conversion Shares included in such registration. The Company shall pay all expenses in connection with the registration of Lender's Conversion Shares pursuant to the Piggyback Registration Rights.

10.2 Priority in Piggyback Registration. The Company shall not be required to include any Conversion Shares to the extent the managing underwriter reasonably believes and advises Lender that inclusion of such shares would materially adversely affect such offering; provided, however, that any such reduction or elimination shall be pro rata among all other holders of Common Stock exercising any registration rights in proportion to the respective number of shares of Common Stock requested to be registered, if any.

11. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Sections 13 and 14 below, the rights and obligations of the Company and the Lender of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

12. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.

13. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. This Note may not be sold, assigned or transferred by the Lender, without the prior written consent of the Company, which consent shall not unreasonably be withheld. With respect to any offer, sale or other disposition of the securities into which this Note may be converted, the Lender will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Lender's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify the Lender that the Lender may sell or otherwise dispose of such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Lender, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify the Lender promptly after such determination has been made. Each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note or the securities underlying this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note or such securities for registration of transfer, the Company shall treat the registered Lender hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

14. ASSIGNMENT BY THE COMPANY. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Lender.

15. NOTICES. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses or facsimile numbers of the parties. All such notices and communications shall be effective
(a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt;
(c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

16. USURY. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

17. WAIVERS. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

18. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law provisions of the Commonwealth of Pennsylvania, or of any other state.




      IN WITNESS WHEREOF, The Company has caused this Note to be issued as of the date first written above.

                                        DELTA MUTUAL, INC.
                                        a Delaware corporation


                                        By: ________________________________
                                            Name: Peter F. Russo
                                            Title: President & CEO